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                                                                    EXHIBIT 3.2

                            File Number 5579 707 2


                              STATE OF ILLINOIS
                                  OFFICE OF
                            THE SECRETARY OF STATE
                                    [SEAL]


        WHEREAS, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                           KOSKAN CHEMICAL COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by laws, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

                IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 1ST day of MAY A.D. 1990 and of the Independence of the United States the two-hundred and 14TH.

                                                    JIM EDGAR
                                        ---------------------------------
                                                SECRETARY OF STATE
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
BCA-10.30 (Form Rev. Jan. 1986)                                                                                 File # D 5579-707-2
                                                             JIM EDGAR
Submit in Duplicate                                     Secretary of State                             This Space For Use By
                                                         State of Illinois                                Secretary of State
Remit payment in Check or Money                                                                 Date 5-1-90
Order, payable to "Secretary of                       ARTICLES OF AMENDMENT                     License Fee     $
State".                                                                                         Franchise Tax   $25
        DO NOT SEND CASH!                                                                       Filing Fee

                                                                                                Clerk

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Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby adopts these Articles of Amendment to its Articles of Incorporation.

ARTICLE ONE     The name of the corporation is Koskan Chemical Company_______
                ______________________________________________________(Note 1)

ARTICLE TWO     The following amendment of the Articles of Incorporation was adopted on April 27, 1990 in the manner indicated below. ("X" one box only.)

            [] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                      (Note 2)

            []  By a majority of the board of directors, in accordance with
                Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                      (Note 3)

            [] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were
                voted in favor of the amendments;                     (Note 4)

            [] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                      (Note 4)

            [X] By the shareholders, in accordance with Sections 10.20 and
                7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment;
                                                                      (Note 4)

                              (INSERT AMENDMENT)
(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is: RESOLVED, that the Articles of Incorporation be amended to read as follows)


--------------------------------------------------------------------------------
                                  (NEW NAME)                          PAID
                                                                  MAY 2, 1990

                All changes other than name, include on page 2
                                    (over)








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                                    PAGE 2
                                  RESOLUTION


                                See attachment
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                                    PAGE 3


ARTICLE THREE      The manner in which any exchange, reclassification or
                   cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (if not applicable, insert
                   "No change")

ARTICLE FOUR       (a) The manner in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts) is as follows: (if not applicable, insert "No change")

                   (b) The amount of paid-in capital (Paid in Capital replaces the terms Stated Capital and Paid in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

                                        BEFORE AMENDMENT        AFTER AMENDMENT

                   Paid-in Capital      $______________         $______________


                     (COMPLETE EITHER ITEM 1 OR 2 BELOW)


(1) The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

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
Dated   April 27, 1990                                                         Koskan Chemical Company
                                                                         ----------------------------------
                                                                             (Exact Name of Corporation)


attested by  Larry P. Koskan                                             by  Larry P. Koskan
            -----------------------------------------------                  -----------------------------------------------
            (Signature of Secretary or Assistant Secretary)                  (Signature of President or Vice President)

             Larry P. Koskan, Secretary                                      Larry P. Koskan, President
            -------------------------------                                  ------------------------------
            (Type or Print Name and Title)                                   (Type or Print Name and Title)
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(2)  If amendment is authorized by the incorporators, the incorporators must sign below.

                                      OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

Dated ___________________, 19___

______________________________________       _________________________________

______________________________________       _________________________________

______________________________________       _________________________________

______________________________________       _________________________________

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                                    PAGE 4

                            NOTES AND INSTRUCTIONS


NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.
                                                                (Section 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only six instances, as follows:
        (a) to remove the names and addresses of directors named in the articles of incorporation;
        (b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to Section 5.10 is also filed;
        (c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;
        (d) to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;
        (e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with Section 9.05.
        (f) to restate the articles of incorporation as currently amended.
                                                                (Section 10.15)

NOTE 4: All amendments not adopted under Section 10.10 or Section 10.15 require
        (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

        Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

        To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

        The articles of incorporation may supercede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a
        majority within each class when class voting applies.   (Section 10.20)

NOTE 5: When shareholder approval is by written consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the
        passage of the amendment.                       (Sections 7.10 & 10.20)




                                FORM BCA-10.30

                            File No. D-5579-707-2

                           Koskan Chemical Company

                            ARTICLES OF AMENDMENT

                              Filing Fee $25.00

                Filing Fee for Re-Stated Articles $100.00


                Please return to:

                             Karen P. Breitenbach
                             Baker & McKenzie
                             130 East Randolph Drive
                             Chicago, Illinois  60601


                                    FILED

                                 MAY 01, 1991

                              SECRETARY OF STATE



                                  RETURN TO:

                       Department of Business Services
                             Corporation Division
                              Secretary of State
                         Springfield, Illinois  62756
                            Telephone 217-782-6961

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        RESOLVED, the Paragraph 1 of Article Four of the Articles of
Incorporation be amended to read as follows:

        ARTICLE FOUR

        Paragraph 1:  The authorized shares shall be

                                                               Number of
        Class                 Par value Per Share          Shares Authorized
        -----                 -------------------          -----------------

        Common                       None                       1,000,000


        FURTHER RESOLVED, that Article Eight be added to the Articles of Incorporation to read as follows:

        ARTICLE EIGHT

        The holders of shares of each and every class and series in this corporation shall not be entitled to cumulative voting rights in the election of directors of this corporation, in any and all circumstances.